Exhibit 21.1

Subsidiaries of the Registrants

Subsidiary	State or other jurisdiction of incorporation or organization
CSL Capital, LLC*	Delaware
CSL Alabama System, LLC	Delaware
CSL Arkansas System, LLC	Delaware
CSL Florida System, LLC	Delaware
CSL Georgia Realty, LLC	Delaware
CSL Georgia System, LLC	Delaware
CSL Iowa System, LLC	Delaware
CSL Kentucky System, LLC	Delaware
CSL Mississippi System, LLC	Delaware
CSL Missouri System, LLC	Delaware
CSL National, LP	Delaware
CSL National GP, LLC	Delaware
CSL New Mexico System, LLC	Delaware
CSL North Carolina Realty, LP	Delaware
CSL North Carolina Realty GP, LLC	Delaware
CSL North Carolina System, LP	Delaware
CSL Ohio System, LLC	Delaware
CSL Oklahoma System, LLC	Delaware
CSL Realty, LLC	Delaware
CSL Tennessee Realty, LLC	Delaware
CSL Tennessee Realty Partner, LLC	Delaware
CSL Texas System, LLC	Delaware
Talk America Services, LLC	Delaware

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*CSL Capital, LLC is a direct, wholly-owned subsidiary of Communications Sales & Leasing, Inc. The remaining subsidiaries are direct or indirect, wholly-owned subsidiaries of CSL Capital, LLC.